UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2017, Power Solutions International, Inc. (the “Company”) (Nasdaq: PSIX) received a notice from the staff of The Nasdaq Stock Market (“Nasdaq”) stating that, because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2016 with the Securities and Exchange Commission, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports. As previously reported, the Company received similar notices on August 16, 2016 and November 11, 2016 due to the delay in filing its Form 10-Q for the second quarter ended June 30, 2016 and the third quarter ended September 30, 2016, respectively. Nasdaq’s latest notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

As previously disclosed, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which was held on March 9, 2017. At this hearing, the Company requested an automatic stay of suspension in trading in the Company’s common stock, which was granted pending the issuance of a final Panel decision. The Company also shared its plan to evidence full compliance with Nasdaq’s filing requirement and requested an extension of time to do so. The Panel has the discretion to grant the Company an extension through August 7, 2017; however, there can be no assurance that the Panel will ultimately grant the Company’s request for continued listing on Nasdaq.

On March 29, 2017, the Company issued a press release regarding the foregoing matters. A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release of Power Solutions International, Inc. dated March 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany General Counsel

Dated: March 30, 2017